WINTHROP REALTY TRUST ANNOUNCES RESULTS FOR
FOURTH QUARTER AND FULL YEAR 2012

Declares First Quarter 2013 Cash Dividend
Reports Fourth Quarter Investments of $144.5 Million

FOR IMMEDIATE RELEASE

Boston, Massachusetts – March 7, 2013 – Winthrop Realty Trust (NYSE:FUR), a leading real estate value investor, announced today financial and operating results for the fourth quarter and full year ended December 31, 2012.  All per share amounts are on a fully diluted basis.

Financial Results

Year Ended December 31, 2012

Net income applicable to common shares for the year ended December 31, 2012 was $15.3 million or $0.46 per common share as compared with net income of $10.0 million or $0.32 per common share for the year ended December 31, 2011.

For the year ended December 31, 2012, Winthrop reported FFO applicable to common shares of $46.2 million or $1.40 per common share as compared with FFO of $58.2 million or $1.85 per common share for the year ended December 31, 2011.

Three Months Ended December 31, 2012

Net loss applicable to common shares for the quarter ended December 31, 2012 was ($4.9) million or ($0.15) per common share as compared with net loss of ($10.6) million or ($0.32) per common share for the quarter ended December 31, 2011.

For the quarter ended December 31, 2012, Winthrop reported FFO applicable to common shares of $4.7 million or $0.14 per common share as compared with FFO of $16.2 million or $0.49 per common share for the quarter ended December 31, 2011.

Carolyn B. Tiffany, Winthrop's President commented, “2012 was both a pivotal and successful year for Winthrop.  We invested $295 million in new investments, negotiated long term leases at two of our large single tenant properties, leased up properties that had been acquired with significant vacancy and harvested value through the sale of certain assets.  We look forward to 2013 as we continue to realize gains through select asset sales and redeploy that capital, along with $97 million in existing cash reserves, to new investment opportunities which we expect will continue through 2013.”

Net Asset Value as of December 31, 2012 and Five Year Performance Table

Winthrop’s estimated range of net asset value per common share at December 31, 2012 is $12.85 to $15.13 as compared to $12.93 to $15.13 at September 30, 2012.  In addition, Winthrop has added a five year investment performance table to our quarterly supplement which presents the internal rate of return for each investment made and sold or otherwise exited during the last five years.  The pooled weighted internal rate of return on these investments is 33.0%.  Details regarding the methodology used to calculate the internal rate of return and the net asset value as well as financial results, properties and tenants can be accessed in the quarterly supplemental report at www.winthropreit.com in the Investor Relations section.

Fourth Quarter 2012 Investment Activity

Acquisitions

•
Through a joint venture acquired the property and associated air rights located at 701 Seventh Avenue in the Times Square area of New York City for a purchase price of $434.0 million, inclusive of closing costs and reserves. Winthrop made an initial contribution of approximately $29.0 million and has committed to invest up to $68.0 million on a preferred equity basis into the proposed redevelopment that will include expansion of the retail space to approximately 80,000 square feet, installation of a new approximately 22,000 square foot state of the art LED sign and potential hotel development.

•
Acquired for $58.65 million a $70.0 million non-performing first mortgage loan secured by a 20-story, 514,000 square foot office building located at 1515 Market Street, Philadelphia, Pennsylvania.  On February 1, 2013, in lieu of foreclosing, the loan was restructured to increase the outstanding principal balance to approximately $71.6 million, adjust the interest rate to be the greater of 7.5% per annum or LIBOR plus 6.5%, extend the maturity date to February 1, 2016, and provide for a 40% participation in all capital event proceeds.  In addition, Winthrop acquired for $10,000, an indirect 49% equity interest in the 1515 Market Street property and became the general partner of the property owner.

•
Acquired a 284 unit multi-family property located in Greensboro, North Carolina for an aggregate purchase price of $17.5 million.  In connection with the acquisition, the existing $13.6 million non-recourse mortgage loan was assumed.  The loan bears interest at 6.22% per annum, matures on August 1, 2016 and requires payments of interest only.  The property is presently 94% occupied.

•
Originated a $40.0 million first mortgage loan secured by 67 luxury condominium units at Queensridge Towers in Las Vegas, Nevada.  The loan requires monthly payments of interest only at a rate of LIBOR plus 11.5%, with a 0.50% LIBOR floor and matures on November 15, 2014, subject to one, twelve month extension.  Simultaneously with the origination of the loan, Winthrop obtained a $25.0 million recourse loan which is secured by and co-terminus with the Queensridge loan and requires monthly payments of interest only at a rate of LIBOR plus 4%.

•
Purchased for $75,000, a 100% membership interest in the entity that holds the fee simple title to a nine-story, 187,000 square foot, 53% occupied, Class B office building located in Cerritos, California, 20 miles south of Los Angeles.  Concurrent with the acquisition of the property, Winthrop entered into a modification agreement with the first mortgage lender pursuant to which the loan was split into a $23.0 million performing A Note and a $14.5 million accruing B Note. Pursuant to the modification, the Company has additionally funded a $1.5 million leasing reserve.

•
Committed to invest up to $1.25 million in Winthrop’s Vintage Housing joint venture to develop a low-income housing tax-credit apartment community to be located in Marysville, Washington.  This is the venture’s fifth acquisition/project since its initial investment in the Vintage Housing portfolio.  Upon completion, the project will be comprised of 204 units increasing the number of properties in the Vintage Housing venture to 30 properties containing a total of 5,485 units.

•
Through a joint venture acquired for $9.2 million a 62,000 square foot Class B office building located in Sorrento Mesa, California.  Winthrop funded $6.0 million as a preferred equity investment in the joint venture which entitles it to a 12% priority return and the remaining equity was funded equally by Winthrop and its joint venture partner.  The property is currently 94% leased and leases for three tenants who make up approximately 50% of the building are expiring in 2013.  Management is currently in discussions with two of the tenants leasing 42% of the property regarding lease extensions and plans to finance the property once the leases have been renewed.

•
Acquired an additional 5.5 limited partnership units in the partnership which owns a 614,000 square foot office building located in Houston, Texas and is net leased through 2026 to Spectra Energy for $1.65 million, increasing Winthrop’s ownership interest in the property to approximately 30%.

Dispositions, Loan Satisfactions and Share Repurchases

•
Sold to its joint venture partner, Marc Realty, 100% of its equity interest in 180 N Michigan for $7.2 million, $2.0 million in cash and a $5.2 million loan.  The loan bears interest at 8.25% per annum, requires monthly payments of interest only and matures on December 1, 2015.

•
Realized net proceeds of approximately $17.2 million through the sale of 3.25 million common shares of Cedar Realty Trust.  Winthrop's average aggregate cost for such shares was approximately $12.4 million.

•	Received full repayment of $30.0 million on its loan collateralized by Broward Financial Center in Fort Lauderdale, Florida.

•	Repurchased a total of 70,040 of its common shares of beneficial interest in several market transactions. The repurchased shares were retired and are no longer outstanding.

•	Received full repayment of $6.4 million on its four West Olive rake bonds secured by an office building located in Burbank, California.

Financings

•
Refinanced the first mortgage debt on the Newbury Village Apartment property located in Meriden, Connecticut with a new loan in the principal amount of $21.0 million which bears interest at 3.95% and matures on October 2, 2022.

•	Fully satisfied the mortgage loan payable of $1.7 million collateralized by the Lisle, Illinois property referred to as 701 Arboretum.

Leasing Activity

•
Expanded the lease with TIC-The Industrial Company for an additional 15,465 square feet at Meridian Corporate Center II (Crossroads II) office building in Englewood, Colorado.  As a result, TIC now leases approximately 89,965 square feet at Crossroads II with a term that expires December 31, 2019.  The Crossroads I and Crossroads II properties are collectively 90% leased, compared to 56.0% when purchased during the fourth quarter of 2010.

•
Entered into a letter of intent to extend the triple net lease with Ingram Micro, the single tenant at Winthrop’s 200,000 square feet office building in Amherst, New York, through 2023 upon expiration of their existing net lease.  The extension terms are in the process of being finalized.

Subsequent to Quarter End

•
Originated a $20.5 million mezzanine loan collateralized indirectly by a 259,835 square foot, two building, Class A office campus commonly referred to as Water’s Edge at Playa Vista which is located three miles from Los Angeles International Airport.  The loan, which is subordinate to an $80.3 million mortgage loan, bears interest at a rate of LIBOR plus 14.25% per annum, with a 0.50% LIBOR floor, and requires monthly payments of interest only at a rate of 8.25% per annum with the remaining accrued interest being added to principal.  In addition, at maturity Winthrop is entitled to a participation interest equal to 25% of net equity value or sales proceeds of the property or, alternatively, if the property is not sold, the borrower can issue to Winthrop a 25% ownership interest in the property.  Subsequent to origination Winthrop sold at par a 50% pari passu participation interest in the loan.

•	Modified and extended the Advisory Agreement with FUR Advisors LLC for a term of five years, which will now expire on December 31, 2017.

•	Received full repayment of $8.7 million on its mezzanine loan indirectly collateralized by the property at 127 West 25th Street, New York, New York.

•	Sold for $9.0 million a 100% participation in the B-Note collateralized by the Disney Building located in Burbank, California.

•
Received cash proceeds of approximately $1.3 million on an investment of $756,000 from the sale of a collateral management agreement and subordinated interests related to a collateralized debt obligation entity that was held in a 50/50 joint venture.

First Quarter 2013 Dividend Declarations

Winthrop’s Board of Trustees is declaring a dividend for the first quarter of 2013 of $0.1625 per common share payable on April 15, 2013 to common shareholders of record on March 28, 2013.

Winthrop’s Board of Trustees is also declaring a regular quarterly cash dividend of $0.578125 per Series D preferred share which is payable on April 1, 2013 to the holders of Series D preferred shares of record on March 18, 2013.

Supplemental Financial Information

Further details regarding financial results, properties and tenants can be accessed at www.winthropreit.com in the Investor Relations section.

Conference Call Information

Winthrop will host a conference call to discuss its fourth quarter and full year end 2012 results today, Thursday, March 7, 2013 at 12:00 pm Eastern Time.  Interested parties may access the live call by dialing (877) 407-9205 or (201) 689-8054, or via the Internet at www.winthropreit.com within the News and Events section.  A replay of the call will be available through April 7, 2013 by dialing (877) 660-6853; account #286, confirmation #404973.  An online replay is also available.

About Winthrop Realty Trust

Winthrop Realty Trust, headquartered in Boston, Massachusetts, is a NYSE-listed real estate investment trust (REIT) focused on acquiring, owning, operating and investing in real property as well as real estate financial instruments including CMBS, Bonds, REIT Preferred and common stock. For more information, please visit our web-site at www.winthropreit.com.

Forward-Looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995.  The statements in this release state Winthrop’s and management's hopes, intentions, beliefs, expectations or projections of the future and are forward-looking statements for which Winthrop claims the protections of the safe harbor for forward-looking statements under the Private Securities Litigation Reform Act of 1995.  It is important to note that future events and Winthrop’s actual results could differ materially from those described in or contemplated by such forward-looking statements.  Factors that could cause actual results to differ materially from current expectations include, but are not limited to, (i) general economic conditions, (ii) the inability of major tenants to continue paying their rent obligations due to bankruptcy, insolvency or general downturn in their business, (iii) local real estate conditions, (iv) increases in interest rates, (v) increases in operating costs and real estate taxes, (vi) changes in accessibility of debt and equity capital markets and (vii) defaults by borrowers on loans.  Additional information concerning factors that could cause actual results to differ materially from those forward-looking statements is contained from time to time in Winthrop's filings with the Securities and Exchange Commission, copies of which may be obtained from Winthrop or the Securities and Exchange Commission.  Winthrop refers you to the documents filed by Winthrop from time to time with the Securities and Exchange Commission, specifically the section titled "Risk Factors" in Winthrop's most recent Annual Report on Form 10-K, as may be updated or supplemented in Winthrop's Form 10-Q filings, which discuss these and other factors that could adversely affect Winthrop's results.

Consolidated Financial Results

Financial results for the three months and year ended December 31, 2012 and December 31, 2011 are as follows (in thousands except per share amounts):

	(unaudited)		(unaudited)
	For the Three Months Ended December 31,		For Year Ended December 31,
	2012	2011	2012	2011

Revenue
Rents and reimbursements	$13,150	$11,093	$51,375	$42,789
Interest, dividends and discount accretion	6,105	5,189	21,123	25,458
	19,255	16,282	72,498	68,247
Expenses
Property operating	4,131	3,531	15,666	14,387
Real estate taxes	1,284	1,067	4,765	4,427
Depreciation and amortization	4,794	3,483	17,666	13,234
Interest	6,056	3,833	17,658	15,759
Impairment loss on investments in real estate	2,562	4,600	2,562	7,600
General and administrative	1,114	1,424	3,561	3,558
Related Party Fees	2,312	2,008	8,953	7,690
Transaction costs	86	161	421	519
State and local taxes	21	291	234	379
	22,360	20,398	71,486	67,553
Other income (loss)
Earnings (loss) from preferred equity investments	-	(160)	-	338
Equity in income (loss) of equity investments, (inclusive of impairments of $0, $17,258, $0 and $21,058)	792	(17,259)	14,843	(12,712)
Realized (loss) gain on sale of securities carried at fair value	-	(8)	41	123
Unrealized (loss) gain on securities carried at fair value	(338)	3,586	6,916	2,788
(Loss) gain on extinguishment of debt	(121)	744	(121)	9,258
Realized gain on loan securities carried at fair value	614	-	614	-
Unrealized (loss) gain on loan securities carried at fair value	-	(34)	447	2,738
Settlement income	-	5,868	-	5,868
Gain on consolidation of property	-	818	-	818
Interest and other income	266	172	699	1,179
	1,213	(6,273)	23,439	10,398

Income (loss) from continuing operations	(1,892)	(10,389)	24,451	11,092

Discontinued operations
Income (loss) from discontinued operations	(8)	513	(67)	655

Consolidated net income (loss)	(1,900)	(9,876)	24,384	11,747
Net (Income) loss attributable to non-controlling interest	(188)	37	247	(814)
Net income (loss) attributable to Winthrop Realty Trust	(2,088)	(9,839)	24,631	10,933
Preferred dividend of Series C Preferred Shares	-	(409)	-	(585)
Preferred dividend of Series D Preferred Shares	(2,787)	(339)	(9,285)	(339)

Net income (loss) attributable to Common Shares	$(4,875)	$(10,587)	$15,346	$10,009

Per Common Share Data – Basic
Income (loss) from continuing operations	$(0.15)	$(0.34)	$0.46	$0.30
Income (loss) from discontinued operations	-	0.02	-	0.02
Net income (loss) attributable to Winthrop Realty Trust	$(0.15)	$(0.32)	$0.46	$0.32

Per Common Share Data – Diluted
Income (loss) from continuing operations	$(0.15)	$(0.34)	$0.46	$0.30
Income (loss) from discontinued operations	-	0.02	-	0.02
Net income (loss) attributable to Winthrop Realty Trust	$(0.15)	$(0.32)	$0.46	$0.32

Basic Weighted-Average Common shares	33,056	33,027	33,062	31,428
Diluted Weighted-Average Common shares	33,056	33,027	33,062	31,428

Comprehensive income (loss)
Consolidated net income (loss)	$(1,900)	$(9,876)	$24,384	$11,747
Change in unrealized gain (loss) on interest rate derivative	115	(92)	42	(29)
Consolidated comprehensive income (loss)	(1,785)	(9,968)	24,426	11,718

(Income) loss attributable to non-controlling interest	(188)	37	247	(814)
Other comprehensive income attributable to non-controlling interest	-	-	-	-
Comprehensive (income) loss attributable to non-controlling interest	(188)	37	247	(814)
Comprehensive income (loss) attributable to Winthrop Realty Trust	$(1,973)	$(9,931)	$24,673	$10,904

Funds From Operations:

The following presents a reconciliation of net income to funds from operations for the three months and year ended December 31, 2012 and December 31, 2011 (in thousands, except per share amounts).  Please note that certain prior year amounts have been adjusted to conform to current year presentation.

	(unaudited)		(unaudited)
	For the Three Months Ended December 31,		For the Year Ended December 31,
	2012	2011	2012	2011

Net income (loss) attributable to Winthrop Realty Trust	$(2,088)	$(9,839)	$24,631	$10,933
Real estate depreciation	3,116	2,348	11,281	8,646
Amortization of capitalized leasing costs	1,679	1,213	6,785	4,895
Gain on sale of real estate	-	(450)	(945)	(392)
(Gain) loss on sale of equity investments	73	-	(199)	(207)
Gain on property consolidation	-	(818)	-	(818)
Real estate depreciation and amortization of unconsolidated interests	2,860	3,831	13,490	11,466
Impairment loss on investments in real estate	2,562	4,600	3,260	7,600
Impairment loss on equity investments	-	17,258	-	21,058
Less: Non-controlling interest share of real estate depreciation and amortization	(686)	(1,113)	(2,831)	(3,483)

Funds from operations	7,516	17,030	55,472	59,698
Series C Preferred dividends	-	(409)	-	(585)
Series D Preferred dividends	(2,787)	(339)	(9,285)	(339)
Allocations of earnings to Series B-1 Preferred Shares	-	(61)	-	(325)
Allocations of earnings to Series C Preferred Shares	-	(35)	-	(213)
FFO applicable to Common shares-Basic	$4,729	$16,186	$46,187	$58,236

Weighted-average Common shares	33,056	33,027	33,062	31,428

FFO Per Common Share-Basic	$0.14	$0.49	$1.40	$1.85

Diluted
Funds from operations (per above)	$7,516	$17,030	$55,472	$59,698
Series C Preferred dividend	-	(409)	-	(585)
Series D Preferred dividend	(2,787)	(339)	(9,285)	(339)
Allocation of earnings to Series B-1 Preferred Shares	-	(61)	-	(325)
Allocation of earnings to Series C Preferred Shares	-	(35)	-	(213)
FFO applicable to Common shares	$4,729	$16,186	$46,187	$58,236

Weighted-average Common shares	33,056	33,027	33,062	31,428
Stock options	-	-	-	-
Convertible Series C Preferred Shares	-	-	-	-
Diluted weighted-average Common Shares	33,056	33,027	33,062	31,428
FFO Per Common Share-Diluted	$0.14	$0.49	$1.40	$1.85

FFO is computed in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”).  NAREIT defines FFO as net income or loss determined in accordance with Generally Accepted Accounting Principles (“GAAP”), excluding extraordinary items as defined under GAAP and gains or losses from sales of previously depreciated operating real estate assets, plus specified non-cash items, such as real estate asset depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.  FFO and FFO per diluted share are used by management, investors and industry analysts as supplemental measures of operating performance of equity REITs. FFO and FFO per diluted share should be evaluated along with GAAP net income and income per diluted share (the most directly comparable GAAP measures), as well as cash flow from operating activities, investing activities and financing activities, in evaluating the operating performance of equity REITs.  FFO and FFO per diluted share exclude the effect of depreciation, amortization and gains or losses from sales of real estate, all of which are based on historical costs which implicitly assumes that the value of real estate diminishes predictably over time.  Since real estate values instead have historically risen or fallen with market conditions, these non-GAAP measures can facilitate comparisons of operating performance between periods and among other equity REITs. FFO does not represent cash generated from operating activities in accordance with GAAP and is not necessarily indicative of cash available to fund cash needs as disclosed in Winthrop’s Consolidated Statements of Cash Flows.  FFO should not be considered as an alternative to net income as an indicator of Winthrop’s operating performance or as an alternative to cash flows as a measure of liquidity.

Consolidated Balance Sheets:
(in thousands, except share data)

	December 31,
	2012	2011
	(unaudited)	(unaudited)
ASSETS
Investments in real estate, at cost
Land	$43,252	$36,495
Buildings and improvements	378,737	327,337
	421,989	363,832
Less: accumulated depreciation	(51,553)	(44,556)
Investments in real estate, net	370,436	319,276

Cash and cash equivalents	97,682	40,952
Restricted cash held in escrows	13,250	3,914
Loans receivable, net	211,250	114,333
Accounts receivable, net of allowances of $374 and $639, respectively	7,353	5,341
Accrued rental income	13,770	10,805
Securities carried at fair value	19,694	28,856
Loan securities carried at fair value	11	5,309
Preferred equity investments	12,250	5,520
Equity investments	134,859	162,142
Lease intangibles, net	37,744	36,305
Deferred financing costs, net	4,864	1,180
TOTAL ASSETS	$923,163	$733,933

LIABILITIES

Mortgage loans payable	$280,576	$230,940
Senior notes payable	86,250	-
Notes payable	1,676	-
Secured financings	52,920	29,150
Revolving line of credit	-	40,000
Accounts payable and accrued liabilities	21,056	14,077
Related Party Fees Payable	2,664	2,097
Dividends payable	5,366	5,369
Deferred income	1,136	502
Below market lease intangibles, net	2,255	2,962
TOTAL LIABILITIES	453,899	325,097

COMMITMENTS AND CONTINGENCIES
EQUITY
Winthrop Realty Trust Shareholders’ Equity:
Series D Cumulative Redeemable Preferred Shares, $25 per share liquidation preference, 5,060,000 shares authorized and 4,820,000 shares outstanding at December 31, 2012 and 1,840,000 shares authorized and 1,600,000 shares outstanding at December 31, 2011	120,500	40,000
Common shares, $1 par, unlimited shares authorized; 33,018,711 and 33,041,034 issued and outstanding at December 31, 2012 and December 31, 2011, respectively	33,019	33,041
Additional paid-in capital	618,426	626,099
Accumulated distributions in excess of net income	(317,385)	(311,246)
Accumulated other comprehensive loss	(50)	(92)
Total Winthrop Realty Trust Shareholders’ Equity	454,510	387,802
Non-controlling interests	14,754	21,034
Total Equity	469,264	408,836
TOTAL LIABILITIES AND EQUITY	$923,163	$733,933

Further details regarding Winthrop’s results of operations, properties, joint ventures and tenants are available in Winthrop’s Form 10-K for the year ended December 31, 2012 which will be filed with the Securities and Exchange Commission and will be available for download at Winthrop’s website www.winthropreit.com or at the Securities and Exchange Commission website www.sec.gov.

# # #
Contact Information:

AT WINTHROP

John Garilli
Chief Financial Officer
(617) 570-4614